SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K (Rule 12g-3)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 1, 2002

RIVOLI BANCORP, INC.

(Exact name of registrant as specified in its charter)

Georgia		58-2631780

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5980 Zebulon Road, Macon, Georgia	31210

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (478) 742-5040

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Plan of Reorganization
Articles of Incorporation
Bylaws of Rivoli Bancorp, Inc.

Item 5.	Other Events

     On January 1, 2002, following receipt of regulatory and shareholder approval, Rivoli Bank & Trust (the “Bank”) reorganized into a one-bank holding company structure (the “Reorganization”), becoming a wholly owned subsidiary of Rivoli BanCorp, Inc., a Georgia corporation (the “Company”). The Reorganization was accomplished through the merger of Rivoli Interim Corp., a Georgia corporation and a wholly owned subsidiary of the Company, with and into the Bank, under the charter of the Bank and with the name of the Bank. Pursuant to the Reorganization, each outstanding share of the common stock of the Bank was exchanged on a one-for-one basis for the common stock of the Company, and the former holders of the Bank’s common stock became the holders of all of the outstanding shares of the Company’s common stock.

Item 7.	Financial Statements and Exhibits

	(c)	Exhibits

The following exhibits are filed with this report:

	2.1	Plan of Reorganization and Agreement to Merge, dated as of March 27, 2001 by and between Rivoli Bank & Trust and Rivoli Interim Corp. and joined in by Rivoli BanCorp, Inc.

	3.1	Articles of Incorporation of Rivoli BanCorp, Inc.

	3.2	Bylaws of Rivoli BanCorp, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RIVOLI BANCORP, INC

By:	/s/ J. Patrick McGoldrick J. Patrick McGoldrick President and Chief Executive Officer

Dated: March 8, 2002

EXHIBIT INDEX

2.1	Plan of Reorganization and Agreement to Merge, dated as of March 27, 2001 by and between Rivoli Bank & Trust and Rivoli Interim Corp. and joined in by Rivoli BanCorp, Inc.

3.1	Articles of Incorporation of Rivoli BanCorp, Inc.

3.2	Bylaws of Rivoli BanCorp, Inc.